Exhibit 99_10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 59 to Registration Statement No. 333-89389 on Form N-1A of our report dated November 22, 2017 relating to the financial statements and financial highlights of BlackRock Advantage Large Cap Core Fund, BlackRock Advantage Large Cap Value Fund and BlackRock Advantage Large Cap Value Retirement Fund, each a series of BlackRock Large Cap Series Funds, Inc.; and of our report dated November 22, 2017 relating to the financial statements and financial highlights of Master Advantage Large Cap Core Portfolio and Master Advantage Large Cap Value Portfolio, each a series of Master Large Cap Series LLC, each appearing in the Annual Report on Form N-CSR of the BlackRock Large Cap Series Funds, Inc. for the year ended September 30, 2017, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

January 25, 2018